Exhibit 99.1

NEWS RELEASE

Kimbell Royalty Partners Announces First Quarter 2026 Results

Kimbell Royalty Partners, LP – News Release

Q1 2026 Run-Rate Daily Production of 25,522 Boe/d (6:1)

Activity on Acreage Remains Robust with 85 Active Rigs Drilling Representing 16%1
Market Share of U.S. Land Rig Count

Announces Q1 2026 Cash Distribution of $0.41 per Common Unit

FORT WORTH, Texas, May 7, 2026 – Kimbell Royalty Partners, LP (NYSE: KRP) (“Kimbell” or the “Partnership”), a leading owner of oil and natural gas mineral and royalty interests in over 133,000 gross wells across 28 states, today announced financial and operating results for the quarter ended March 31, 2026.

First Quarter 2026 Highlights

•	Q1 2026 run-rate daily production of 25,522 barrels of oil equivalent (“Boe”) per day (6:1)

•	Q1 2026 oil, natural gas and NGL revenues of $82.9 million

•	Q1 2026 net income of approximately $6.9 million and net income attributable to common units of approximately $4.0 million

•	Q1 2026 consolidated Adjusted EBITDA of $68.0 million

•	Cash G&A per BOE of $2.31 in Q1 2026, below low-end of guidance reflecting operational discipline and positive operating leverage

•	As of March 31, 2026, Kimbell’s major properties[2] had 6.85 net DUCs and net permitted locations on its acreage compared to an estimated 6.80 net wells needed to maintain flat production

•	As of March 31, 2026, Kimbell had 85 rigs actively drilling on its acreage, representing approximately 16% market share of all land rigs drilling in the continental United States as of such time

•	Announced a Q1 2026 cash distribution of $0.41 per common unit, reflecting a payout ratio of 75% of cash available for distribution; implies a 11.2% annualized yield based on the May 6, 2026 closing price of $14.59 per common unit; Kimbell intends to utilize the remaining 25% of its cash available for distribution to repay a portion of the outstanding borrowings under Kimbell’s secured revolving credit facility

•	During Q1 2026, Kimbell repurchased and cancelled 500,000 of its common units for an aggregate purchase price of approximately $7.3 million (average price of $14.60 per unit)

•	Kimbell affirms its financial and operational guidance ranges for 2026 previously disclosed in its Q4 2025 earnings release

1 Based on Kimbell rig count of 85 and Baker Hughes U.S. land rig count of 530 as of March 31, 2026.

2 These figures pertain only to Kimbell's major properties and do not include possible additional DUCs and permits from Kimbell's minor properties, which generally have a net revenue interest of 0.1% or below and are time consuming to quantify but, in the estimation of Kimbell's management, could add an additional 15% to Kimbell’s net inventory.

Kimbell Royalty Partners, LP – News Release

Robert Ravnaas, Chairman and Chief Executive Officer of Kimbell Royalty GP, LLC, Kimbell’s general partner (the “General Partner”), commented, “We are pleased to report another strong quarter with robust drilling activity across our acreage. Kimbell’s production exceeded the midpoint of guidance, showing once again the resilience of our high quality, diversified and low decline production base. Kimbell’s active rig count remains robust with 85 rigs drilling across our acreage, led by the Permian Basin, and our market share of U.S. land rigs remained at 16%. Cash G&A per BOE was below the low-end of guidance reflecting operational discipline and positive operating leverage.

“We are pleased to declare the Q1 2026 distribution of 41 cents per common unit, reflecting a 11.2% annualized tax advantaged yield based on Kimbell’s closing price on May 6, 2026. We estimate that approximately 72% of this distribution is expected to be considered return of capital and not subject to dividend taxes, further enhancing the after-tax return to our common unitholders.

“We believe higher oil prices will likely result in a modest increase in activity across oil-weighted basins as we progress through 2026 as many operators will likely move up the completion of DUCs to take advantage of higher prices and gradually add additional rigs. We remain extremely excited about the U.S. oil and natural gas royalty industry, our role as a leading consolidator and the prospects for Kimbell to generate long-term unitholder value for years to come.”

First Quarter 2026 Distribution and Debt Repayment

Today, the Board of Directors of the General Partner (the “Board of Directors”) approved a cash distribution payment to common unitholders of 75% of cash available for distribution for the first quarter of 2026, or $0.41 per common unit. The distribution will be payable on May 27, 2026 to common unitholders of record at the close of business on May 19, 2026. Kimbell plans to utilize the remaining 25% of cash available for distribution for the first quarter of 2026 to pay down approximately $14.5 million of the outstanding borrowings under its secured revolving credit facility.

Kimbell expects that approximately 72% of its first quarter 2026 distribution should not constitute dividends for U.S. federal income tax purposes, but instead are estimated to constitute non-taxable reductions to the basis of each distribution recipient’s ownership interest in Kimbell common units. The reduced tax basis will increase unitholders’ capital gain (or decrease unitholders’ capital loss) when unitholders sell their common units. The Form 8937 containing additional information may be found at www.kimbellrp.com under “Investor Relations” section of the site. Kimbell currently believes that the portion that constitutes dividends for U.S. federal income tax purposes will be considered qualified dividends, subject to holding period and certain other conditions, which are subject to a tax rate of 0%, 15% or 20% depending on the income level and tax filing status of a unitholder for 2026. Kimbell believes these estimates are reasonable based on currently available information, but they are subject to change.

Financial Highlights

Kimbell’s first quarter 2026 average realized price per Bbl of oil was $70.61, per Mcf of natural gas was $3.32, per Bbl of NGLs was $24.43 and per Boe combined was $37.02.

Kimbell Royalty Partners, LP – News Release

During the first quarter of 2026, the Partnership’s total revenues were $65.5 million, net income was approximately $6.9 million and net income attributable to common units was approximately $4.0 million, or $0.04 per common unit.

Total first quarter 2026 consolidated Adjusted EBITDA was $68.0 million (consolidated Adjusted EBITDA is a non-GAAP financial measure. Please see a reconciliation to the nearest GAAP financial measures at the end of this news release).

In the first quarter of 2026, G&A expense was $9.4 million, $5.3 million of which was Cash G&A expense, or $2.31 per BOE (Cash G&A and Cash G&A per Boe are non-GAAP financial measures. Please see definition under Non-GAAP Financial Measures in the Supplemental Schedules included in this news release). Unit-based compensation in the first quarter of 2026, which is a non-cash G&A expense, was $4.1 million or $1.78 per Boe.

During the first quarter of 2026, Kimbell repurchased and cancelled 500,000 of its common units for an aggregate purchase price of approximately $7.3 million (average price of $14.60 per unit). As of March 31, 2026, Kimbell is authorized to repurchase an additional approximately $92.7 million of its common units under its repurchase program. The repurchase was funded by a draw on the Partnership’s secured revolving credit facility.

As of March 31, 2026, Kimbell had approximately $440.9 million in debt outstanding under its secured revolving credit facility, had net debt to first quarter 2026 trailing twelve month consolidated Adjusted EBITDA of approximately 1.6x and was in compliance with all financial covenants under its secured revolving credit facility. Kimbell had approximately $184.1 million in undrawn capacity under its secured revolving credit facility as of March 31, 2026.

As of March 31, 2026, Kimbell had outstanding 99,152,268 common units and 9,122,322 Class B units. As of May 7, 2026, Kimbell had outstanding 98,652,268 common units and 9,122,322 Class B units.

Production

First quarter 2026 run-rate average daily production was 25,522 Boe per day (6:1), which was composed of approximately 47% from natural gas (6:1) and approximately 53% from liquids (32% from oil and 21% from NGLs).

Operational Update

As of March 31, 2026, Kimbell’s major properties had 897 gross (4.39 net) DUCs and 558 gross (2.46 net) permitted locations on its acreage. In addition, as of March 31, 2026, Kimbell had 85 rigs actively drilling on its acreage, which represents an approximate 16.0% market share of all land rigs drilling in the continental United States as of such time.

Kimbell Royalty Partners, LP – News Release

Basin	Gross DUCs as of March 31, 2026(1)	Gross Permits as of March 31, 2026(1)	Net DUCs as of March 31, 2026(1)	Net Permits as of March 31, 2026(1)
Permian	587	379	3.08	1.60
Eagle Ford	37	15	0.24	0.07
Haynesville	70	19	0.38	0.23
Mid-Continent	100	70	0.43	0.44
Bakken	87	67	0.19	0.07
Appalachia	8	2	0.03	0.03
Rockies	8	6	0.04	0.02
Total	897	558	4.39	2.46

(1)  These figures pertain only to Kimbell's major properties and do not include possible additional DUCs and permits from Kimbell's minor properties, which generally have a net revenue interest of 0.1% or below and are time consuming to quantify but, in the estimation of Kimbell's management, could add an additional 15% to Kimbell's net inventory.

Hedging Update

The following provides information concerning Kimbell’s hedge book as of March 31, 2026:

Fixed Price Swaps as of March 31, 2026
			Weighted Average
	Volumes		Fixed Price
	Oil	Nat Gas	Oil	Nat Gas
	BBL	MMBTU	$/BBL	$/MMBTU
2Q 2026	148,512	1,310,400	$70.78	$3.33
3Q 2026	150,144	1,324,800	$66.60	$3.42
4Q 2026	150,144	1,324,800	$63.33	$3.94
1Q 2027	151,470	1,321,920	$63.75	$4.46
2Q 2027	153,153	1,336,608	$61.57	$3.47
3Q 2027	154,836	1,351,296	$61.90	$3.76
4Q 2027	154,836	1,351,296	$58.06	$4.02
1Q 2028	148,512	1,336,608	$70.35	$4.35

Conference Call

Kimbell Royalty Partners will host a conference call and webcast today at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss first quarter 2026 results. To access the call live by phone, dial 201-389-0869 and ask for the Kimbell Royalty Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through May 14, 2026 by dialing 201-612-7415 and using the conference ID 13759315#. A webcast of the call will also be available live and for later replay on Kimbell’s website at http://kimbellrp.investorroom.com under the Events and Presentations tab.

Kimbell Royalty Partners, LP – News Release

Presentation

On May 7, 2026, Kimbell posted an updated investor presentation on its website. The presentation may be found at http://kimbellrp.investorroom.com under the Events and Presentations tab. Information on Kimbell’s website does not constitute a portion of this news release.

About Kimbell Royalty Partners, LP

Kimbell (NYSE: KRP) is a leading oil and gas mineral and royalty company based in Fort Worth, Texas. Kimbell owns mineral and royalty interests in over 17 million gross acres in 28 states and in every major onshore basin in the continental United States, including ownership in more than 133,000 gross wells. To learn more, visit http://www.kimbellrp.com.

Forward-Looking Statements

This news release includes forward-looking statements, in particular statements relating to Kimbell’s financial, operating and production results and prospects for growth (including financial and operational guidance), drilling inventory, growth potential, identified locations and all other estimates and predictions resulting from Kimbell’s portfolio review, the tax treatment of Kimbell's distributions, changes in Kimbell’s capital structure, future natural gas and other commodity prices and changes to supply and demand for oil, natural gas and NGLs. These and other forward-looking statements involve risks and uncertainties, including risks that the anticipated benefits of acquisitions are not realized and uncertainties relating to Kimbell’s business, prospects for growth and acquisitions and the securities markets generally, as well as risks inherent in oil and natural gas drilling and production activities, including risks with respect to potential declines in prices for oil and natural gas that could result in downward revisions to the value of proved reserves or otherwise cause operators to delay or suspend planned drilling and completion operations or reduce production levels, which would adversely impact cash flow, risks relating to the impairment of oil and natural gas properties, risk related to changes in U.S. trade policy and the impact of tariffs, risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and natural gas prices, risks relating to Kimbell’s ability to meet financial covenants under its credit agreement or its ability to obtain amendments or waivers to effect such compliance, risks relating to Kimbell’s hedging activities, risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations, risks relating to delays in receipt of drilling permits, risks relating to unexpected adverse developments in the status of properties, risks relating to borrowing base redeterminations by Kimbell’s lenders, risks relating to the absence or delay in receipt of government approvals or third-party consents, risks relating to acquisitions, dispositions and drop downs of assets, risks relating to Kimbell's ability to realize the anticipated benefits from and to integrate acquired assets, including the Acquired Production, risks relating to tax matters and other risks described in Kimbell's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission (the “SEC”), available at the SEC's website at www.sec.gov. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as required by law, Kimbell undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Kimbell's filings with the SEC.

Contact:

Rick Black

Dennard Lascar Investor Relations

krp@dennardlascar.com

(713) 529-6600

– Financial statements follow –

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Condensed Consolidated Balance Sheet

(Unaudited, in thousands)

March 31,
2026
Assets:
Current assets
Cash and cash equivalents	$37,161
Oil, natural gas and NGL receivables	45,528
Accounts receivable and other current assets	1,992
Total current assets	84,681
Property and equipment, net	606
Oil and natural gas properties
Oil and natural gas properties (full cost method)	2,271,470
Less: accumulated depreciation, depletion and impairment	(1,177,421)
Total oil and natural gas properties, net	1,094,049
Right-of-use assets, net	4,516
Derivative assets	395
Loan origination costs, net	9,493
Total assets	$1,193,740
Liabilities, mezzanine equity and unitholders' equity:
Current liabilities
Accounts payable	$2,872
Other current liabilities	6,617
Derivative liabilities	7,060
Total current liabilities	16,549
Operating lease liabilities, excluding current portion	4,326
Derivative liabilities	3,091
Long-term debt	440,900
Total liabilities	464,866
Commitments and contingencies
Mezzanine equity:
Series A preferred units	158,987
Kimbell Royalty Partners, LP unitholders' equity:
Common units	521,417
Class B units	456
Total Kimbell Royalty Partners, LP unitholders' equity	521,873
Non-controlling interest in OpCo	48,014
Total unitholders' equity	569,887
Total liabilities, mezzanine equity and unitholders' equity	$1,193,740

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per-unit data and unit counts)

	Three Months Ended	Three Months Ended
	March 31, 2026	March 31, 2025
Revenue
Oil, natural gas and NGL revenues	$82,885	$89,951
Lease bonus and other income	1,337	311
Loss on commodity derivative instruments, net	(18,678)	(6,053)
Total revenues	65,544	84,209
Costs and expenses
Production and ad valorem taxes	5,889	5,375
Depreciation and depletion expense	29,299	31,118
Marketing and other deductions	5,168	4,502
General and administrative expense	9,389	9,637
Total costs and expenses	49,745	50,632
Operating income	15,799	33,577
Other expense
Interest expense	(8,154)	(6,622)
Other expense	—	(12)
Net income before income taxes	7,645	26,943
Income tax expense	703	1,090
Net income	6,942	25,853
Distribution and accretion on Series A preferred units	(2,599)	(5,203)
Net income attributable to non-controlling interests	(366)	(2,774)
Distributions to Class B unitholders	(9)	(14)
Net income attributable to common units of Kimbell Royalty Partners, LP	$3,968	$17,862

Basic	$0.04	$0.20
Diluted	$0.04	$0.20
Weighted average number of common units outstanding
Basic	93,126,103	89,682,038
Diluted	119,084,909	127,947,257

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP
Supplemental Schedules

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA, Cash G&A and Cash G&A per Boe are used as supplemental non-GAAP financial measures by management and external users of Kimbell’s financial statements, such as industry analysts, investors, lenders and rating agencies.  Kimbell believes Adjusted EBITDA is useful because it allows us to more effectively evaluate Kimbell’s operating performance and compare the results of Kimbell’s operations period to period without regard to its financing methods or capital structure.  In addition, management uses Adjusted EBITDA to evaluate cash flow available to pay distributions to Kimbell’s unitholders.  Kimbell defines Adjusted EBITDA as net income (loss), net of depreciation and depletion expense, interest expense, income taxes, impairment of oil and natural gas properties, non-cash unit-based compensation and unrealized gains and losses on derivative instruments.  Adjusted EBITDA is not a measure of net income (loss) or net cash provided by operating activities as determined by GAAP.  Kimbell excludes the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within Kimbell’s industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired.  Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company's financial performance, such as a company's cost of capital and tax structure, as well as historic costs of depreciable assets, none of which are components of Adjusted EBITDA.  Adjusted EBITDA should not be considered an alternative to net income, oil, natural gas and natural gas liquids revenues, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Kimbell’s computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.  Kimbell expects that cash available for distribution for each quarter will generally equal its Adjusted EBITDA for the quarter, less cash needed for debt service and other contractual obligations, tax obligations, and fixed charges and reserves for future operating or capital needs that the Board of Directors may determine is appropriate.

Kimbell believes Cash G&A and Cash G&A per Boe are useful metrics because they isolate cash costs within overall G&A expense and measure cash costs relative to overall production, which is a widely utilized metric to evaluate operational performance within the energy sector. Cash G&A is defined as general and administrative expenses less unit-based compensation expense. Cash G&A per Boe is defined as Cash G&A divided by total production for a period. Cash G&A should not be considered an alternative to G&A expense presented in accordance with GAAP. Kimbell’s computations of Cash G&A and Cash G&A per Boe may not be comparable to other similarly titled measures of other companies.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands)

	Three Months Ended	Three Months Ended
	March 31, 2026	March 31, 2025
Reconciliation of net cash provided by operating activities to Adjusted EBITDA and cash available for distribution
Net cash provided by operating activities	$49,430	$54,153
Interest expense	8,154	6,622
Income tax expense	703	1,090
Amortization of right-of-use assets	(90)	(85)
Amortization of loan origination costs	(499)	(534)
Unit-based compensation	(4,081)	(3,861)
Forfeiture of restricted units	—	57
Loss on derivative instruments, net of settlements	(18,819)	(6,989)
Changes in operating assets and liabilities:
Oil, natural gas and NGL receivables	8,946	15,074
Accounts receivable and other current assets	572	(17)
Accounts payable	219	938
Other current liabilities	479	(1,826)
Operating lease liabilities	84	61
Consolidated EBITDA	$45,098	$64,683
Add:
Unit-based compensation	4,081	3,861
Loss on derivative instruments, net of settlements	18,819	6,989
Consolidated Adjusted EBITDA	$67,998	$75,533
Adjusted EBITDA attributable to non-controlling interest	(5,729)	(10,146)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$62,269	$65,387

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Less:
Cash interest expense	7,035	4,051
Cash distribution to Series A preferred unitholders	2,201	4,163
Distribution to Class B unitholders	9	14
Cash available for distribution on common units	$53,024	$57,159

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands, except for per-unit data and unit counts)

Three Months Ended
March 31, 2026
Net income	$6,942
Depreciation and depletion expense	29,299
Interest expense	8,154
Income tax expense	703
Consolidated EBITDA	$45,098
Unit-based compensation	4,081
Loss on derivative instruments, net of settlements	18,819
Consolidated Adjusted EBITDA	$67,998
Adjusted EBITDA attributable to non-controlling interest	(5,729)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$62,269

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Less:
Cash interest expense	7,035
Cash distribution to Series A preferred unitholders	2,201
Distribution to Class B unitholders	9
Cash available for distribution on common units	$53,024

Common units outstanding on March 31, 2026	99,152,268

Common units outstanding on May 19, 2026 Record Date	98,652,268

Cash available for distribution per common unit outstanding	$0.54

First quarter 2026 distribution declared (1)	$0.41

(1)  The difference between the declared distribution and the cash available for distribution is primarily attributable to Kimbell allocating 25% of cash available for distribution to pay outstanding borrowings under its secured revolving credit facility.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands, except for per-unit data and unit counts)

Three Months Ended
March 31, 2025
Net income	$25,853
Depreciation and depletion expense	31,118
Interest expense	6,622
Income tax expense	1,090
Consolidated EBITDA	$64,683
Unit-based compensation	3,861
Loss on derivative instruments, net of settlements	6,989
Consolidated Adjusted EBITDA	$75,533
Adjusted EBITDA attributable to non-controlling interest	(10,146)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$65,387

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Less:
Cash interest expense	4,051
Cash distribution to Series A preferred unitholders	4,163
Distribution to Class B unitholders	14
Cash available for distribution on common units	$57,159

Common units outstanding on March 31, 2025	93,396,488

Common units outstanding on May 20, 2025 Record Date	93,396,488

Cash available for distribution per common unit outstanding	$0.61

First quarter 2025 distribution declared (1)	$0.47

(1)  The difference between the declared distribution and the cash available for distribution is primarily attributable to Kimbell allocating 25% of cash available for distribution to pay outstanding borrowings under its secured revolving credit facility.  Additionally, Kimbell utilized approximately $1.6 million of cash flows expected to be received from the Q1 2025 Acquired Production from January 1, 2025 to January 16, 2025, to pay outstanding borrowings under its credit facility and to distribute the additional cash flows to common unitholders.  Revenues, production and other financial and operating results from the Q1 2025 acquisition will be reflected in Kimbell's condensed consolidated financial statements from January 17, 2025 onward.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands)

	Three Months Ended
	March 31, 2026
Net income	$6,942
Depreciation and depletion expense	29,299
Interest expense	8,154
Income tax expense	703
Consolidated EBITDA	$45,098
Unit-based compensation	4,081
Loss on derivative instruments, net of settlements	18,819
Consolidated Adjusted EBITDA	$67,998

Q2 2025 - Q4 2025 Consolidated Adjusted EBITDA (1)	190,934
Trailing Twelve Month Consolidated Adjusted EBITDA	$258,932

Long-term debt (as of 3/31/26)	440,900
Cash and cash equivalents (as of 3/31/26)	(37,161)
Net debt (as of 3/31/26)	$403,739

Net Debt to Trailing Twelve Month Consolidated Adjusted EBITDA	1.6	x

(1)  Consolidated Adjusted EBITDA for each of the quarters ended June 30, 2025, September 30, 2025 and December 31, 2025 was previously reported in a news release relating to the applicable quarter, and the reconciliation of net income to consolidated Adjusted EBITDA for each quarter is included in the applicable news release.